UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): October 18, 2012

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
Closing of Sale of Additional Notes under Second Supplemental Indenture
     On October 18, 2012 (the “Closing Date”), Swift Energy Company (the “Company”) closed the sale of an additional $150 million in aggregate principal amount of 7 7/8% Senior Notes due 2022 (the “Notes”) to J.P. Morgan Securities LLC, acting on its own behalf and as representative of the several initial purchasers named therein (the “Initial Purchasers”) pursuant to a Purchase Agreement, dated October 3, 2012 (the “Purchase Agreement”) previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on October 5, 2012.

The Notes, in the forms filed as Exhibits 4.4 and 4.5 to this Current Report, were issued pursuant to a Second Supplemental Indenture dated as of November 30, 2011 (the “Second Supplemental Indenture”) to the original indenture dated as of May 19, 2009, which as supplemented is referred to as the “Indenture,” by and among the Company, Swift Energy Operating, LLC, the Company’s principal operating subsidiary, as guarantor of the Notes (“Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were offered and sold pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

Pursuant to the Indenture, the Notes will mature on March 1, 2022. Interest on the Notes is payable semi-annually on March 1 and September 1 of each year, beginning on March 1, 2013.

At any time prior to March 1, 2015, the Company is entitled, at its option, to redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of certain equity offerings at a redemption price of 107.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption. On or after March 1, 2017, the Company is entitled, at its option, to redeem all or any portion of the Notes at redemption prices (expressed as percentages of the principal amount) equal to (i) 103.938% for the twelve month period beginning on March 1, 2017; (ii) 102.625% for the twelve month period beginning on March 1, 2018; (iii) 101.313% for the twelve month period beginning on March 1, 2019; and (iv) 100.000% beginning March 1, 2020 and at any time thereafter, plus accrued and unpaid interest to the date of redemption. In addition, at any time prior to March 1, 2017, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the applicable make-whole premium as of, and with any accrued and unpaid interest to, but excluding, the date of redemption.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur, assume or guarantee additional debt or issue preferred stock; (ii) create liens; (iii) pay dividends or make other restricted payments; (iv) make investments; (v) transfer or sell assets; (vi) enter into transactions with affiliates; (vii) incur dividend or other payment restrictions affecting subsidiaries; and (viii) consolidate, merge or transfer all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default or Event of Default (each as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

The Indenture contains customary events of default, including: (i) default in any payment of interest on the Notes when due, continued for 30 days; (ii) default in the payment of principal or premium, if any, on the Notes when due; (iii) failure by the Company to comply with its other obligations under the Indenture; (iv) default by the Company in the performance of any other covenant in the Indenture, which shall not have been remedied within 30 days after written notice to the Company by the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes; (v) payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $25 million; (vi) the Company or any Restricted Subsidiary becoming subject to certain final judgments or orders aggregating in excess of $25 million and such judgments or orders not being discharged, waived, stayed, satisfied or bonded within 60 days; (vii) certain events of bankruptcy, insolvency or reorganization of the Company; or (viii) any guarantee of the Notes by a Guarantor ceasing to be in full force and effect or being denied or disaffirmed by its maker.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of the Company’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

In the case of a change of control, each holder of Notes has the right to require the Company to purchase a part or all of the holder’s Notes at a purchase price equal to 101% of principal amount of the Notes repurchased plus accrued and unpaid interest, if any.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, which is filed as Exhibit 4.2 to this Current Report. The Base Indenture is filed as Exhibit 4.1 to this Current Report.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company, the Guarantor and the Initial Purchasers, each relating to the Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantor have agreed to use commercially reasonable efforts to (i) file with the SEC a registration statement (the “Exchange Offer Registration Statement”) covering an offer to the holders of the Notes, subject to certain exceptions, to exchange the Notes for exchange securities (the “Exchange Notes”), in the same aggregate principal amount as and with terms identical in all respects to the Notes (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement), (ii) use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and (iii) use their commercially reasonable efforts to consummate a registered exchange offer with the holders of the Notes on or prior to the 180th calendar day following the Closing Date.

Under certain circumstances, in lieu of a registered exchange offer, the Company and the Guarantor have agreed to file a shelf registration statement relating to the resale of the Notes and to use their commercially reasonable efforts to keep such shelf registration statement continuously effective for one year following the effective date of the shelf registration statement (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto or in certain other circumstances). In addition, the Company is required to pay liquidated damages by way of additional interest if the Company and the Guarantor fail to comply with their obligations to register the Notes within the specified time periods.

     A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

4.1
Indenture dated as of May 19, 2009, among Swift Energy Company, Swift Energy Operating, LLC and Wells Fargo Bank, National Association, (incorporated by reference as Exhibit 4.1 to Swift Energy Company's Form S-3 filed May 19, 2009).

4.2
Second Supplemental Indenture dated as of November 30, 2011, among Swift Energy Company, Swift Energy Operating, LLC and Wells Fargo Bank, National Association relating to the 7 7/8% Senior notes due 2022 of Swift Energy Company (incorporated by reference to Exhibit 4.1 to Swift Energy Company's Form 8-K filed December 5, 2011).

4.3
Registration Rights Agreement, dated October 18, 2012, by and among Swift Energy Company, Swift Energy Operating, LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

4.4	Form of Regulation S Senior Notes due 2022.
4.5	Form of 144A Senior Notes due 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 23, 2012

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

4.1
Indenture dated as of May 19, 2009, among Swift Energy Company, Swift Energy Operating, LLC and Wells Fargo Bank, National Association, (incorporated by reference as Exhibit 4.1 to Swift Energy Company's Form S-3 filed May 19, 2009).

4.2
Second Supplemental Indenture dated as of November 30, 2011, among Swift Energy Company, Swift Energy Operating, LLC and Wells Fargo Bank, National Association relating to the 7 7/8% Senior notes due 2022 of Swift Energy Company (incorporated by reference to Exhibit 4.1 to Swift Energy Company's Form 8-K filed December 5, 2011).

4.3
Registration Rights Agreement, dated October 18, 2012, by and among Swift Energy Company, Swift Energy Operating, LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

4.4	Form of Regulation S Senior Notes due 2022.
4.5	Form of 144A Senior Notes due 2022.